UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

JOHN HANCOCK FINANCIAL OPPORTUNITIES FUND (FORMERLY KNOWN AS

JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND)

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY January 17, 2013

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

JOHN HANCOCK FINANCIAL OPPORTUNITIES FUND

(FORMERLY KNOWN AS JOHN HANCOCK BANK AND THRIFT OPPORTUNITY FUND)

(“BTO”)

You are receiving this notice because you own shares of BTO

The Board of Trustees of your fund has approved important proposals expected to enhance value for shareholders. These proposals are described in proxy materials mailed to you recently and they require your approval to be effected. The Fund’s records indicate that we have not yet received your vote.

The Board of Trustees has approved each proposal outlined in the proxy materials and recommends that shareholders vote FOR its approval.

No matter how large or small your fund holdings, your vote is important. Please submit your vote promptly so that we receive it prior to the special meeting of shareholders of BTO to be held on Friday, January 18, 2013.

We need YOUR vote to implement these important initiatives.

Call 1-866-859-8682 Monday through Friday 9:00 A.M.–11:00 P.M., or Saturday 12:00 P.M.– 6:00 P.M., Eastern Time. Please have your proxy card handy.	Visit the website noted on your proxy card and enter the control number that appears on the proxy card. Vote by following the on-screen prompts.	Return the executed proxy card in the postage paid envelope provided so that we receive it by January 17, 2013 (the day prior to the meeting).

We appreciate your confidence in John Hancock Funds and look forward to continuing to manage your assets in the future.

Thank you for your time and prompt vote.

FOFLTR 12/12